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Exhibit 23.3

[Habif, Arogeti & Wynne, L.L.P. Logo]

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report on Pathfire, Inc. as of and for the years ended December 31, 2006 and 2005, dated April 27, 2007 and all references to our Firm included in or made part of this registration statement on Form S-3 of DG FastChannel, Inc.

Atlanta, GA
January 2, 2008

/s/ Habif, Arogeti & Wynne, L.L.P.

HABIF, AROGETI & WYNNE, L.L.P.

Habif, Arogeti & Wynne, L.L.P.
Glenridge Highlands Two • 5565 Glenridge Connector • Suite 200 • Atlanta, Georgia 30342
404.892.9651 • Fax 404.876.3913 • www.hawcpa.com
An Independent Member of Baker Tilly International • Certified Public Accountants

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  Exhibit 23.3
[Habif, Arogeti & Wynne, L.L.P. Logo]
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS